House lease contract

Contract number:20221008

Place of signature: Shanghai

Lessor (Party A): Jin Yonggang

ID No: 310108197901061611

Lessee (Party B): Shanghai Qige Power Technology Co., Ltd

Unified Social Credit Code:91310115MA1H836T1H

Legal representative: Ma Jianhua

Based on the principle of equality and voluntariness, Party A and Party B have reached the following agreement through consultation on matters related to the lease of the house, and both parties shall abide by it together:

Article 1 Rental Housing

1. The second party leases the first party to be located at Room 501, No. 3, Lane 743, Taopu Road, Putuo District, Shanghai, with a building area of 58.13 square meters. (hereinafter referred to as the "House").

2. The rental purpose is for office use, and Party A guarantees that the purpose and relevant conditions of the house are suitable for office use.

Article 2 Lease Term

1. The first party shall deliver the house to the second party before October 14, 2022, with a lease term of one year from October 14, 2022 to October 13, 2023.

2. After the lease term expires, Party A has the right to reclaim the property, and Party B shall return it as scheduled. If Party B requests

to renew the lease, it must submit a written intention to Party A one month before the expiration of the lease term. Both parties may renegotiate the rent and term and sign a new lease contract.

Article 3 Rent Standards and Payment Methods

1. Both Party A and Party B agree that the monthly rent of the house is RMB 4500.00 (in words: Four Thousand Five Hundred Yuan).

The calculation formula for the daily rent of the house is: daily rent=monthly rent × 12÷365

2. The rent includes expenses for water, electricity, gas, natural gas, property management, and other expenses incurred in using the leased premises.

3. The rent shall be paid quarterly. The first installment of rent shall be paid to Party A within two working days after the signing of the contract. For the second and subsequent installments, Party B shall pay the rent for the next season 5 days before the payment period.

4. The second party shall pay the rental deposit to the first party within two working days after the signing of this contract. The rental deposit is one (1) month rent of the property, which is RMB 4500.00 (in words: Four Thousand Five Hundred Yuan). Within 2 days after the lease term expires or the contract is terminated, Party A shall return the full amount to Party B without interest.

5. Payment method: Party B may make payment by check, cash or remittance.

Opening bank of Party A: Ping An Bank Shanghai Jing'an Branch

Account Name: Jin Yonggang

Account number: 6230580000231991139

Article 4 Obligations of Party A

1. The first party shall regularly repair the house and facilities, and the cost of maintenance (notified to the second party 10 days in advance) shall be borne by the first party. And agree that Party B shall carry out simple decoration and rectification of the house.

2. If the property and ancillary facilities are damaged due to non fault or incorrect use of Party B, Party A shall be responsible for repairing them and bear the relevant costs. If Party B fails to handle them in a timely manner after being urged by Party B, resulting in property damage or personal injury to Party B, Party A shall be liable for compensation.

Article 5 Obligations of Party B

1. During the lease term, Party B guarantees that all activities within the leased property comply with Chinese laws and management regulations of the location, and shall not engage in any illegal activities. Otherwise, it shall be deemed as a breach of contract, and the relevant responsibilities shall not be related to Party A.

2. Party B shall pay the rent on time in accordance with the provisions of the contract, otherwise it shall be deemed as a breach of contract.

Article 6 Liability for Breach of Contract

1. If either party fails to comply with the terms of this contract or fails to fulfill its obligations, resulting in the termination of the contract midway, it shall be deemed as a breach of contract. Both parties agree that the penalty for breach of contract shall be RMB 4500.00 (in words: Four Thousand Five Hundred Yuan). If Party A breaches the contract, in addition to refunding the deposit to Party B, Party A shall also pay Party B the above-mentioned amount of liquidated damages; On the contrary, if Party B breaches the contract, Party A has the right to deduct the above-mentioned amount as liquidated damages.

2. If there is any dispute between the two parties during the execution of this contract or related matters, they shall first negotiate in good faith. If the negotiation fails, they may submit it to the Shanghai Arbitration Commission for arbitration or file a lawsuit with a competent people's court.

Article 7 Termination of Contract

1. This contract may be terminated at any time by mutual agreement between Party A and Party B.

2. If the performance of this contract cannot be continued due to force majeure, this contract shall be automatically terminated.

3. If Party A has one of the following circumstances, Party B has the right to unilaterally terminate the contract. If Party B suffers losses, Party A shall be responsible for compensation:

(1) Delayed delivery of the house for up to 5 days;

(2) The delivered house does not comply with the contract and affects the use of Party B;

(3) Failure to bear the agreed maintenance obligations, resulting in Party B being unable to use the property normally;

(4) The delivered property endangers the safety or health of Party B or Party B's customers;

(5) Without the written consent of Party B, setting any encumbrances on the leased property or disputes involving ownership of the leased property;

(6) During the lease term, Party A leases the property to a third party without justifiable reasons.

(7) Due to the reasons of Party A, Party B is unable to use it normally for more than 5 days;

(8) The first party has committed other acts in violation of the provisions of this contract, which have not been corrected within the

period specified by the second party after receiving written notice from the second party.

Article 8 Force Majeure

1. If the contract cannot be performed normally due to force majeure, it shall not be considered as a breach of contract by either party; However, the party encountering force majeure shall take appropriate measures to prevent the expansion of losses, otherwise they shall be liable for compensation for the expanded part of the losses.

2. "Force majeure" under this contract refers to events that neither Party A nor Party B can anticipate, such as war, riots, natural disasters, government actions, policy changes, and property expropriation.

Article 9 Dispute Resolution Method

1. The signing, validity, interpretation, performance, and dispute resolution of this agreement shall be governed by the laws of the People's Republic of China.

2. Any dispute arising under this contract shall be resolved through consultation between Party A and Party B or through mediation by relevant departments. If consultation or mediation fails, either party may file a lawsuit with the people's court with jurisdiction in the place where the leased property is located in accordance with the law.

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Party A (signature and seal):

Party B (signature and seal):

Authorized Representative:

Signed on: October 8, 2022